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                                                                    Exhibit 99.2


                           PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT (this "Agreement") made as of the 19th day of December, 2006, by and between BENJAMIN FRANKLIN BANK, a Massachusetts banking institution (hereinafter referred to as "Seller") and JONAH H. JACOB and FRANCIS M. GALASSO of 14 Ward Street, Somerville, MA 02143 (hereinafter referred to as "Purchaser"), is made with reference to the following facts:

                                   WITNESSETH:

     WHEREAS, Seller currently owns and operates bank branches at the six (6) locations noted on Exhibit "1" attached hereto (together with all rights and appurtenances thereto, including all right, title and interest of Seller in and to any improvements, leases and parking rights located thereon or appurtenant thereto, collectively hereinafter referred to as the "Premises");

     WHEREAS, Seller is the owner in fee simple of the Premises as more particularly described in the deeds attached hereto as Exhibit "2"; and

     WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to acquire from Seller, the said Premises; and

     WHEREAS, Purchaser desires to lease to Seller, and Seller desires to lease from Purchaser, the said Premises.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Seller and Purchaser agree as follows:


                                        1

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     1. Sale of Premises.

          1.1 At Closing (as hereinafter defined), and subject to the terms, provisions and conditions contained in this Agreement, the Seller will sell, assign and transfer to Purchaser (or Purchaser's nominee) the Premises by delivery of a deed or deeds, assignment of appurtenant lease rights, and all other usual and customary documents necessary to effectuate the intent of this transaction in a form reasonably satisfactory to Purchaser.

          1.2 Purchase Price. The purchase price (hereinafter the "Purchase Price") to be paid by Purchaser to Seller for the Premises is Nine Million Eight Hundred Thousand Dollars ($9,800,000.00), and shall be paid as follows:

               1.2.1 Initial Deposit. Upon execution of this Agreement, Purchaser shall deposit with Seller's counsel, Doherty, Ciechanowski, Dugan & Cannon, P.C. (the "Escrow Agent"), the sum of One Hundred Thousand Dollars ($100,000.00) (together with interest earned thereon from time to time, if any, the "Deposit"), to be held by the Escrow Agent in an interest-bearing escrow account, which Deposit shall be credited toward the Purchase Price due at Closing (as hereinafter defined). In the event Purchaser shall default in its required performance under this Agreement, the Deposit and all accrued interest shall be paid to Seller as Seller's sole and exclusive remedy at law or in equity, it being agreed that damages to Seller in such event would be difficult to ascertain and that the amount of the Deposit represents a fair estimate of such damages. In the event the transactions contemplated under this Agreement are not completed for any reason other than Purchaser's default, the Deposit and all accrued interest shall be returned to Purchaser.

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               1.2.2 Additional Deposit. Unless the Buyer elects to terminate this Agreement pursuant to the provisions of Section 2.1.2 hereof, the Purchaser shall deposit with the Escrow Agent an additional Four Hundred Thousand Dollars ($400,000.00) (the "Additional Deposit") prior to the expiration of the Inspection Period. For purposes of this Agreement, the term "Deposit" shall be deemed to include the "Additional Deposit" where the context so requires.

               1.2.3 Payment of Purchase Price. At Closing, Purchaser shall pay to Seller the Purchase Price by wire transfer or by bank check(s) made payable to Seller.

               1.2.4 Conduct and Indemnification of Escrow Agent. The Escrow Agent is not a party to, or bound by, this Agreement, other than as expressly set forth herein, and is not responsible for the execution, form, sufficiency, genuiness, validity or effect of instruments or documents delivered hereunder, and shall not be liable for any action taken or omitted by it in good faith and with reasonable care, except only for willful misconduct or bad faith. The Escrow Agent shall not make any separate charge to Purchaser or Seller in connection with holding the Deposit or its other conduct as Escrow Agent hereunder. The Escrow Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization in respect of any action taken, suffered or omitted by the Escrow Agent in good faith and in accordance with such opinion; and in the event of any dispute or disagreement between Seller and Purchaser, the Escrow Agent may refuse to take any action unless indemnified to its satisfaction. The Escrow Agent may conclusively rely upon and shall be protected in acting or refraining from acting upon any written notice, request, waiver, consent or other document believed by it to be genuine and what it purports to be.

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     2. Contingencies.

          2.1 Conditions Precedent to Closing. The obligation of Purchaser to conclude the transactions contemplated by this Agreement is contingent upon the fulfillment of each of the following contingencies prior to the date of Closing, or as otherwise specified:

               2.1.1 Financing Contingency. The Purchaser's obligation under this Agreement is not contingent upon obtaining financing as the Seller will provide a loan to the Purchaser upon the terms and conditions set forth in the Seller's commitment letter dated December 15, 2006 (the "Loan"). The Loan may be secured by one or more mortgages of the Premises (collectively, the "Mortgage").

               2.1.2 Inspection Period. Purchaser shall have until 2:00 pm on December 15, 2006 (the "Inspection Period") during which to conduct surveys, physical and environmental inspections and tests of the Premises (including the buildings and all building systems located thereon), and to review all other matters which may, in the sole discretion of Purchaser, affect the physical condition of the Premises. Purchaser shall have the right to conduct such inspections, tests and reviews throughout the Inspection Period during normal business hours, provided that Purchaser shall first notify a designated representative of Seller of such inspections and tests of the Premises and shall not disclose to any of Seller's employees the nature of the transactions contemplated hereby. All such inspections and tests shall, at Seller's election, be performed in the presence of a representative of Seller, and shall not unreasonably disturb the operations of the Seller. Such inspections, tests and reviews (which shall be at Purchaser's risk and expense) shall be satisfactory to Purchaser, in Purchaser's sole discretion. If Purchaser shall not be satisfied with such inspections, tests and reviews in its sole discretion, for

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any reason or no reason, then Purchaser may terminate this Agreement upon written notice to Seller given prior to the expiration of the Inspection Period, in which event the Deposit and all accrued interest shall be returned to Purchaser and neither party will have any further rights or obligations under this Agreement. Purchaser shall have no right to terminate this Agreement based upon such inspections, tests and reviews after the Inspection Period.

               2.1.3 Title Commitment. Prior to the end of the Inspection Period, Purchaser shall have obtained a commitment for an owner's title insurance policy in form satisfactory to Purchaser, and issued by an ALTA title insurance company reasonably satisfactory to Purchaser (the "Title Company"), providing a firm commitment to insure Purchaser's fee interest in the Premises, subject only to encumbrances reasonably acceptable to the Purchaser. Purchaser shall notify Seller in writing if Purchaser has not received such commitment prior to the end of the Inspection Period.

               2.1.4 Survey. Prior to the end of the Inspection Period, Purchaser shall have received at its sole cost and expense current ALTA surveys for the Premises, in form satisfactory to Purchaser, showing no encroachments of improvements: (i) on the Premises from adjoining properties; or (ii) from the Premises onto adjoining properties. Purchaser shall notify Seller in writing if Purchaser has not received such survey prior to the end of the Inspection Period.

               2.1.5 Physical Condition. The physical condition of the Premises and the improvements thereon shall be the same on the Closing Date as on the date of execution of this Agreement, except for normal wear and tear.

               2.1.6 Engineering Report. Prior to the end of the Inspection Period, Purchaser shall have received, at its sole cost and expenses, a current engineering report or

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reports in form reasonably satisfactory to Purchaser, pertaining to the structural aspects and mechanical systems of all improvements on the Premises. Prior to the end of the Inspection Period, Purchaser shall notify Seller in writing if the engineering reports raise any problems or issues that may represent to the Purchaser the unacceptable conditions of the Premises.

               2.1.7 Environmental Report. Prior to the end of the Inspection Period, Purchaser shall have received appropriate and current 21E Environmental Studies pertaining to the environmental condition of each of the subject Premises in form reasonably satisfactory to Purchaser, indicating at a minimum that there are no hazardous or toxic materials (including, without limitation, oils, asbestos, chemicals, etc.) situated, stored, discharged or which otherwise have been released on the Premises, including without limitation, the groundwater contained within the Premises. Seller will forthwith provide any 21E Environmental Studies to the Purchaser which it has in its possession.

               2.1.8 Zoning. Prior to the end of the Inspection Period, Purchaser shall have received a zoning endorsement to the title insurance commitment issued for the Premises, indicating that the Premises are a permitted use under, and are in compliance with, all zoning regulations, that there are no encroachments revealed from the pertinent instrument surveys, etc.

               2.1.9 No Pending Litigation. No proceedings shall be pending or threatened against Seller or the Premises which could adversely affect the operation of the Seller thereon, including that which could cause any redesignation or other modification of the zoning or use classification of the Premises.

               2.1.10 No Moratoriums. No moratorium or proceeding shall be pending or threatened which would or could affect the availability, at regular rates and connection fees, of sewer, water, electric, gas, telephone or other services or utilities affect the Premises.

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               2.1.11 Leases. Prior to or at the Closing, Purchaser and Seller
shall execute a lease or leases of the Premises in substantially the form attached hereto as Exhibit "3" (collectively, the "Leases").

               2.1.12 Seller's Representations and Warranties. All of Seller's representations and warranties contained in Section 5 of this Agreement shall be true and correct when made and as of the Closing Date.

     In the event that all of the aforesaid contingencies have not been satisfied by the end of the Inspection Period (as to Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4, 2.1.6, 2.1.7 and 2.1.8) or the date of Closing (as to Sections 2.1.5, 2.1.10, 2.1.11 and 2.1.12) or waived in writing by Purchaser, Purchaser may elect to terminate this Agreement. Upon any such termination of this Agreement, the Deposit shall be returned to Purchaser, and the parties shall have no further rights or obligations under this Agreement. If Purchaser shall not elect to terminate this Agreement in accordance with this Section 2, then the Closing shall occur as otherwise contemplated hereby and there shall be no adjustment to the Purchaser Price. Nothing in the foregoing sentence shall be deemed as a waiver of Purchaser's rights under this Agreement in the event Seller fails to perform any of their obligations under this Agreement or in the event of damage or destruction to the Premises prior to Closing.

          2.2 The obligation of the Seller to conclude the transaction contemplated by this Agreement is contingent upon the Borrower executing the documents required by the Seller in connection with the Loan.

     3. Closing Matters.

     The closing of the transaction contemplated herein (the "Closing") shall take place on or before December 29, 2006 at the offices of Seller's attorneys, Doherty, Ciechanowski, Dugan &

Cannon, P.C. 124 Grove Street, Franklin, Massachusetts 02038, provided that all the contingencies set forth in Sections 2.1.1-2.1.12 hereof have been satisfied or waived in writing by Purchaser. If the Closing does not occur on such date (the "Closing Date") for any reason other than a default by Purchaser or Seller, this Agreement shall thereafter automatically terminate and be of no further force or effect, the Deposit and all accrued interest shall be returned to Purchaser, and neither party shall have any further rights or obligations hereunder. If the Closing does not occur because of a default by Purchaser, the Deposit and all accrued interest shall be paid to Seller as Seller's sole and exclusive remedy at law or in equity, it being agreed that damages to Seller in such event would be difficult to ascertain and that the amount of the Deposit represents a fair estimate of such damages. If the Closing does not occur because of a default by Seller, Purchaser shall have all rights and remedies available to Purchaser at law and in equity, including, without limitation, the right of specific performance.

          3.1 Deliverables of Seller. At the Closing, Seller shall deliver full possession of the Premises to Purchaser, subject to the Leases, together with the following:

               3.1.1 Deed(s). A Massachusetts statutory quitclaim deed or deeds in form reasonably satisfactory to Purchaser, duly executed and acknowledged by Seller, which conveys or covey to Purchaser (or to Purchaser's nominee) the Premises in accordance with Section 1 of this Agreement subject to the Leases.

               3.1.2 Leases. The Leases, duly executed by Seller.

               3.1.3 Bringdown Certificate. A certificate of Seller, dated as of the Closing Date, stating that the representations and warranties of Seller contained in Section 5.1 of this Agreement remain true and correct as of the Closing Date as if the same had been made on and as of the Closing Date;

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               3.1.4 Indemnification. An indemnification of the Purchaser, in the form attached hereto as Exhibit "4" (the "Indemnification") with respect to certain environmental issues; and

               3.1.5 Additional Certificates. Such additional consents, certificates and other closing documents as Purchaser or the Title Company may reasonably request or reasonably deem necessary to fully vest Purchaser's rights in the Premises as contemplated herein.

          3.2 Deliverables of Purchaser. At the Closing, Purchaser shall deliver to Seller the following:

               3.2.1 Payment of Purchase Price. The balance of the Purchase Price minus the Deposit (which will be delivered or accounted for by the Escrow Agent), as provided in Section 1 of this Agreement.

               3.2.2 Leases. The Leases, duly executed by Purchaser.

               3.2.3 Bringdown Certificate. A certificate of Purchaser, dated as of the Closing Date, stating that the representations and warranties of Purchaser contained in Section 5.2 of this Agreement remain true and correct as of the Closing Date as if the same had been made on and as of the Closing Date.

          3.3 Adjustments. Seller and Purchaser agree that there will not be the usual and customary adjustments at Closing for water rates and charges, real estate taxes, fuel and other utilities, and/or such other similar charges with respect to the Premises, since the parties agree that such expenses are the responsibility of the Seller prior to the closing hereunder, and that after the closing such expenses shall continue to be governed under and as a condition of performance by the Seller and Purchaser in their related Leases of these Premises.

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          3.4 Seller Closing Costs. The Seller shall pay the following costs in connection with the consummation of the Closing: all charges for recording instruments removing liens or otherwise curing title and survey matters; all excise, sale, use, value added, registration, stamp, recording, documentary, conveyance, franchise, transfer, gains and similar taxes and impositions incurred in connection with the Closing; and all other charges incurred by the Seller in connection with this Agreement (including, without limitation, the fees and expenses of the Seller's attorneys and other consultants).

          3.5 Purchaser Closing Costs. The Purchaser shall pay the following costs in connection with the consummation of the Closing: all charges of the Title Company; all charges for inspections performed by the Purchaser; all charges for obtaining a survey of the Premises; and all other charges incurred by the Purchaser in connection with this Agreement (including, without limitation, the fees of Purchaser's attorneys and other consultants).

     4. Condition of the Premises.

     Purchaser acknowledges that except as expressly set forth in this Agreement, no warranty or representation, express or implied, or otherwise, is made with respect to the Premises, regarding use, design or fitness for use. Purchaser shall not be required to do any work to the Premises in connection with the Leases other than that specifically required thereunder - if any.

     5. Seller's Representation and Warranties.

          5.1 To induce the Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as follows:

               5.1.1 Due Authorization. Seller has, and will have upon Closing, full power and authority to sell, transfer and assign the Premises to Purchaser as contemplated and required in this Agreement, free and clear of all liens and encumbrances of any nature whatsoever, except as expressly provided in this Agreement.

               5.1.2 Mechanic's Liens. No improvements which have not been paid in full, and which might form the basis of a mechanic's lien or materialmen's lien, have or will have been made to the Premises prior to the Closing.

               5.1.3 Insurance. Seller has received no written notice from any insurance company terminating or threatening to terminate any policy of hazard or public liability insurance, or increasing or threatening to increase the premiums thereof, as a result of defects or inadequacies in the Premises.

               5.1.4 Condemnation Proceedings. Seller has not been notified of contemplated eminent domain proceedings affecting the Premises or any areas adjacent thereto.

               5.1.5 Zoning; Legal Violations. To Seller's knowledge, the Premises, and the uses and operations currently conducted thereon by the Seller, are in full compliance with all applicable permits, licenses, zoning by-laws, ordinances and regulations. Seller has not received notice from any governmental agency authority asserting that the Premises are in violation of any applicable zoning by-laws, ordinances or regulations, or other governmental requirements.

               5.1.6 Valid and Binding Obligations. The transfer documents to be executed at the Closing and the Leases will, when executed and delivered, constitute valid and binding obligations of Seller, enforceable in accordance with their respective terms.

               5.1.7 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement or any other document to be executed, delivered or performed by Seller hereunder, nor compliance with the terms and provisions hereof thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Premises pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller is bound.

               5.1.8 Taxes. To Seller's knowledge, other than for amounts disclosed by tax bills provided to Purchaser, no taxes or special assessments of any kind are or have been levied with respect to the Premises, or any portion thereof, which are outstanding or unpaid, other than for amounts not yet due and payable or, if due and payable, not yet delinquent, and, to Seller's knowledge, no such assessments or levies are pending or threatened.

               5.1.9 Litigation. Seller is not now a party to, or otherwise, involved in, any claim or litigation (or any threatened litigation) or in any administrative or other proceedings or investigations, pertaining to the Premises.

               5.1.10 Hazardous Substances. To the best of Seller's knowledge, Seller has not generated, stored or disposed of any oil or other hazardous or toxic substances on the Premises in violation of law (other than the storage and use of normal amounts of cleaning solvents and other similar items normally used in connection with the Seller's operation of the Premises).

               5.1.11 Leases and Service Agreements. As of the Closing Date, no leases, service contracts or other agreements shall be in effect with respect to the Premises which would impose an obligation on Purchaser after Closing, other than the Leases and a long term ground lease entered into with the MBTA with respect to the property located at 1290 Main Street, Waltham, Massachusetts (Seller being responsible for the termination of any such existing leases, contracts or agreements).

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               5.1.12 Title and Condition of the Premises. Seller has good, clear, record and marketable title to the Premises in accordance with the terms of this Agreement.

               5.1.13 Not a Foreign Person. Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          5.2 To induce the Seller to enter into this Agreement, Purchaser represents and warrants to Seller as follows:

               5.2.1 Qualification of Purchaser. Purchaser has full power and authority to own or lease all of its properties and to conduct its business in the manner and in the places where such properties are owned and leased or such business is now conducted or contemplated to be conducted by it.

               5.2.2 Authority of Purchaser. This Agreement and each of the agreements and other documents and instruments delivered or to be delivered by Purchaser pursuant to or in contemplation of this Agreement, including the Leases, will constitute, when so delivered, the valid and binding obligation(s) of Purchaser, and shall be enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each such agreement, document and instrument has been duly authorized by all necessary action of Purchaser and is within Purchaser's powers. The execution, delivery and performance of any such agreement, document or instrument by Purchaser and the execution, delivery and performance of this Agreement or any other agreement, document or instrument by Purchaser does not and will not with the passage of time or the giving of notice or both:

                    a) result in a breach of or constitute a default under any indenture or loan or credit agreement or under any other material agreement, lease or instrument to which Purchaser is a party or by which the property of Purchaser is bound or affected;

                    b) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, indenture, material agreement, lease or instrument now in effect having applicability to Purchaser;

                    c) violate any provisions of the organization and governance documents of Purchaser; or

                    d) require any approval, consent or waiver of, or filing with, any entity, private or governmental.

               5.2.3 Government Approvals. All requisite consents, authorizations, licenses, permits, orders, certificates and approvals of all governmental authorities, including without limitation any other governmental agency or authority of the United States or other jurisdiction whose approval is necessary for Purchaser to consummate the transactions contemplated by this Agreement have been obtained.

     6. Brokers.

     Each party warrants and represents to the other that it has dealt with no broker in connection with the execution of this Agreement, other than Ryan Beck & Co., and each party shall indemnify, defend and hold harmless the other and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expenses, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, other than the Escrow Agent, if such claim or claims are based in whole or in part on dealings with the indemnifying party. Buyer shall be responsible for the payment of a commission to the Escrow Agent in the amount of Two Hundred Thousand Dollars ($200,000.00).

     7. Damage and Destruction.

     Seller assumes all risks of destruction, loss or damage due to fire, eminent domain or any other cause to the Premises prior to the Closing. In the event of any material destruction, loss or damage to any of same prior to the Closing (being loss or damage in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate), Purchaser shall have the option to rescind and terminate this Agreement, whereupon the Deposit and all accrued interest shall be returned to Purchaser and neither party shall have any further rights or liabilities hereunder. If the loss or damage is less than Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, Purchaser shall receive a credit against the Purchase Price for the amount of such loss or damage if same has not been repaired or restored prior to the Closing. Notwithstanding the foregoing, Purchaser shall always have the right to elect to proceed with this Agreement in the event of any material loss or damage without a reduction in the Purchase Price except as mentioned in the next sentence. In such event, Purchaser will receive: (i) an assignment of any insurance and/or condemnation proceeds received by Seller or to which Seller is entitled; (ii) a credit against the Purchase Price in the amount of any deductible applicable to such insurance coverage, if any; and (iii) if insurance and/or condemnation proceeds are not made available to the holder or holders of any indebtedness secured by liens against the Premises, a credit against the Purchase Price in the amount of such insurance and/or condemnation proceeds together with any deductible amount applicable thereto.

     8. Notices.

     Unless otherwise provided herein, any notice, tender or delivery required to be given hereunder by either party to the other shall be given by personal delivery in writing. Any required notice, tender or delivery may also be given by recognized overnight courier (such as Federal Express), or by registered or certified mail, postage prepaid, return receipt requested, or by facsimile (with confirmation by regular mail). All notices, tender or delivery shall be addressed as set forth below, but each party may change its address by written notice in accordance with this paragraph:

     If to Seller, to:   Benjamin Franklin Bank
                         58 Main Street
                         Franklin, MA 02038
                         Attn: Claire S. Bean, Chief Financial Officer

     With a copy to      Doherty, Ciechanowski,
                         Dugan & Cannon, P.C.
                         124 Grove Street
                         Franklin, MA 02038
                         Attn: Craig A. Ciechanowski, Esq.
                         Tel.: (508) 541-3000
                         Fax: (508) 541-3008
                         Email: cac@dcdclaw.com

     Purchaser:          Jacob, Galasso and Partners
                         15 Ward Street
                         Somerville, MA 02143
                         Attn: Jonah Jacob

     With a copy to:     Mullane, Michel & McInnes
                         132 Mount Auburn Street
                         Cambridge, MA 02138
                         Attn: E. Peter Mullane, Esq.
                         Tel.: (617) 661-9000
                         Fax: (617) 661-2915
                         Email: peter@3mlaw.com

All notices, tender or delivery required or permitted to be sent hereunder shall be deemed to have been given for all purposes under this Agreement upon the date of acknowledged receipt generated by the sender's machine, in the case of a notice by facsimile, and, in all other cases, upon the date of receipt or refusal, as the case may be, except that whenever under this Agreement a notice, tender or delivery is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day. Notices on behalf of either party may be given by the attorneys representing such party.

     9. Confidentiality.

     All information made available by either of the parties to the other shall be used only for the purposes of this Agreement and the transactions contemplated herein (including the obtaining of a commitment for financing by Purchaser) and shall be treated as confidential and not be disclosed to others except insofar as such data or information has been published as a matter of public knowledge or as required to be disclosed by law. Neither party shall disclose to any third party, other than to their attorneys, accountants, lenders, agents and other necessary parties, the contents of or existence of this Agreement, without the prior written consent of the other party.

     10. Miscellaneous.

          10.1 Entire Agreement. This Agreement and the Exhibits attached hereto and made a part hereof set forth all of the agreements and understandings between the parties relative to the transactions contemplated hereunder. There is no agreement or understanding, either oral or written, between the parties hereto other than as herein set forth.

          10.2 No Amendments. No amendment or change or addition to this Agreement shall be binding upon either party unless reduced to writing and signed by both parties.

          10.3 Successors and Assigns. The provisions of this Agreement, where applicable, shall survive the Closing and shall be binding upon and shall benefit the successors and assigns of the respective parties.

          10.4 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

          10.5 Further Documents. Each of the parties hereto agrees to execute such other and further documents as shall be necessary to carry out the terms of this Agreement, as long as such documents do not differ in any material respect from any provision included in this Agreement.

          10.6 Time of the Essence. Time is of the essence under this Agreement.

          10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.8 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a business day, the time for payment or performance shall automatically be extended to the first business day following such date.

                           [SIGNATURE PAGE TO FOLLOW]

     EXECUTED as an instrument under seal on the date set forth above.

                                        SELLER:

                                        BENJAMIN FRANKLIN BANK


                                        By: /s/ Claire S. Bean
                                            ------------------------------------
                                        Name: Claire S. Bean
                                        Title: Chief Financial Officer
                                               Hereunto duly authorized


                                        PURCHASER:


                                        /s/ Jonah H. Jacob
                                        ----------------------------------------
                                        Jonah H. Jacob


                                        /s/ Francis M. Galasso
                                        ----------------------------------------
                                        Francis M. Galasso

                                    Exhibit 1

1.   4 North Main Street, Bellingham, Massachusetts

2.   One Mechanic Street, Foxboro, Massachusetts

3.   231 East Central Street, Franklin, Massachusetts

4.   221 Main Street, Milford, Massachusetts

5.   40 Austin Street, Newton, Massachusetts

6.   1290 Main Street, Waltham, Massachusetts

                                    Exhibit 2



                                 Property Deeds

                 [This Exhibit has been intentionally omitted]

                                    Exhibit 3

                                                                       EXHIBIT 3

                                                            FRANKLIN REALTY, LLC
                                                            15 WARD STREET
                                                            SOMERVILLE, MA 02143

                                 LEASE AGREEMENT

     THIS MASTER LEASE AGREEMENT is made and entered into this ______ day of December, 2006, by and between FRANKLIN PROPERTIES, LLC, of 15 Ward Street, Somerville, MA, 02143 (hereinafter, referred to as the "LESSOR"), and BENJAMIN FRANKLIN BANK, of 58 Main Street Franklin, MA 02038 (hereinafter, referred to as the "LESSEE").

WITNESSETH:

     The LESSOR hereby leases to the LESSEE, and the LESSEE hereby leases from the LESSOR, upon and subject to the following terms and provisions of this Lease, the land and the building located at:

     [INSERT ADDRESS OF EACH PROPERTY - ENSURE THAT WALTHAM INCLUDES THE MBTA LEASE ASSIGNMENT]

     (hereinafter, referred to as the "Premises")

     These properties are more particularly described in the plans attached hereto as "Exhibit A," reference to which is hereby made for a more particular description.

     TO HAVE AND TO HOLD THE SAME, together with the appurtenances thereunto belonging as hereinafter described and provided, unto the said LESSEE for and during a term of fifteen (15) years plus (___) days, commencing on the date hereof and terminating on December 31, 2021.

     The demised premises are being leased herein in an "AS-IS CONDITION," and the LESSEE shall, at its sole expense, be solely responsible for one hundred percent (100%) any and all maintenance costs for the entire term of this Lease.

          The LESSEE shall pay to the LESSOR at 15 Ward Street, Somerville, MA 02143, or to such other person or at such other place or places as the LESSOR may designate by notice in writing to the LESSEE from time-to-time, rent according to the schedule provided below. The said "Base Rent" for the first three (3) years of the term shall be payable in monthly installments on the following basis:

ANNUALLY   MONTHLY
--------   -------


[INSERT RENT SCHEDULE FOR EACH LOCATION]

          The Base Rent shall increase on January 1, 2010, and every three (3) years thereafter to an amount equal to the lesser of: (i) three percent (3%) for each year during the prior three year period immediately prior thereto, compounded annually; or (ii) the increase in the consumer price index ("CPI-U") for each year during the three year period immediately prior thereto, compounded annually. The CPI-U is defined the CPI for the Boston Metropolitan area.

     All monthly installments as noted above shall be paid monthly in advance on the first day of each and every calendar month during the term hereof, commencing with January 1, 2007, and each and every month thereafter during the term hereof. All rent from the date hereof until January 1, 2007, shall be prorated and paid in advance by the LESSEE. Said Base Rent shall be paid without deduction or any set-off whatsoever, except as hereinafter otherwise specifically provided for.

     This Lease Agreement shall be deemed to be a "triple net lease" for all purposes herein, and therefore the LESSEE shall be solely responsible for all pertinent costs for insurance, utilities, taxes, betterments, etc., together with all of the required building repairs, replacements and maintenance, including but not limited to, snow removal, cleaning, maintaining the parking lot, elevator, and all usual and customary internal and external maintenance, repairs, and maintenance necessary to maintain the Premises in its present state of good repair an physical condition.

     The LESSEE has the option for renewing this Lease for three (3) additional five (5) year terms if it is not in default of any of the terms hereof at the time of exercising any such option. In each such option term, the first year's base rent will be based upon the then existing fair market rent, and all of the annual rental increases for each of the subsequent years of each additional term will be calculated based upon the lower of 3%, or CPI, of the prior's year's base rent.

     Each party warrants and represents they have not dealt with any real estate broker or any other person or entity entitled to a commission from the LESSOR in connection with the Lease of these Premises regarding this lease transaction, other than Ryan Beck & Co., which commission that may be due hereunder to them shall be paid by LESSOR pursuant to a separate agreement.

     1. COVENANTS OF LESSEE:

     The LESSEE does hereby covenants and agrees with said LESSOR that LESSEE shall:

     (a) Pay all said rent and financial obligations required hereunder at the times and place in the manner required aforesaid.

     (b) Use and occupy said premises in a careful and proper manner as a banking facility.

     (c) Not commit therein any waste to the Premises whatsoever, especially hazardous or contaminated waste.

     (d) To maintain the Premises in at least its present state of good repair and physical condition and appearance.

     (e) Keep the Premises free of pests and animals or every kind and description.

     (f) Not use or occupy said Premises for any unlawful purpose, and will conform to, and obey, all present and future zoning laws and ordinances, and all rules, regulations, requirements and orders of all governmental authorities or agencies, respecting the LESSEE'S particular use and occupation of the Premises.

     (g) The LESSEE shall not sublease all or part of the space in Exhibit A.

     (h) Notwithstanding Section 1(g) above, the sale or merger of the LESSEE to or with another institution shall not constitute an assignment of this Lease, provided however that the buyer or surviving entity ratifies and agrees to assume all of the liabilities and obligations of this lease. Upon a merger with or acquisition by another institution, the surviving entity shall not sublease all or part of the space in Exhibit A without the written approval of the LESSOR. Such approval shall not be unreasonably withheld, provided that each assignee or subtenant: (i) is creditworthy; (ii) has a good reputation in the business community; (iii) shall use the Premises only for the Permitted Uses; and (iv) that there is no event of default hereunder by the LESSEE beyond applicable notice and cure periods. The surviving entity shall, as Additional Rent, reimburse LESSOR promptly for the LESSOR'S reasonable legal expenses incurred in connection with any such request by the LESSEE for such consent. If LESSOR consents thereto, no such subletting or assignment shall in any way impair the continuing primary liability of such surviving entity hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the LESSOR'S written approval in the case of any other subletting or assignment. If the surviving entity receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent required hereunder, or in case of the sublease of a part, in excess of such rent fairly allocable to that part, the surviving entity shall pay to LESSOR as additional rent fifty (50%) percent of the excess of each such payment of rent or other consideration received by the surviving entity promptly after its receipt.

     (i) Not use or occupy said Premises, or permit the same to be used or occupied for any purpose or business deemed hazardous on account of fire or otherwise, or that will in any way increase the insurance rate applicable thereon.

     (j) Make no alteration or additions in or to the said Premises, which will affect the structural soundness of the building or decrease its market value without the written consent of said LESSOR. Changes proposed to be made to said premises shall be submitted via blue print drawing by a registered architect for approval by the LESSOR. Notwithstanding the foregoing, no consent shall be given for any alteration or addition, which may decrease the value of the property, without additional consideration to the LESSOR, other than the consent made a part hereof.

     (k) Be responsible for and to make all repairs to the interior of the building which are necessary for LESSEE'S use and occupancy, and shall leave the Premises at the expiration or prior termination of this lease in good repair and rentable condition, and in general in such good repair, order and condition, excepting only reasonable wear and tear.

     (l) Permit the LESSOR to enter upon said Premises at reasonable times upon reasonable notice and in a manner so as not to interfere with the LESSEE's business, except in emergency situations, to examine the condition of the same, to make repairs which the LESSOR may see fit to make, or to show the Premises to persons who may wish to lease or buy the Premises.

     (m) Replace all broken glass and doors with others of the same size and quality, except when such breakage is caused by LESSOR or LESSOR's representatives, agents or employees and to keep the Premises and the appurtenances, and access areas in good repair and in a clean and sanitary condition.

     (n) Pay all charges, expense and costs, including but not limited to gas, electricity, sewer, water and other charges for all utilities used by it upon the Premises.

     (o) Subordinate, upon the written request of the LESSOR, this LEASE and LESSEE'S rights hereunder to the lien of any mortgage, which is now, or at any time hereafter may be made a lien upon the leased premises, and upon such written demand by LESSOR, execute such further and other instruments subordinating this Lease to the lien of any such mortgage, except as limited below with respect to LESSEE'S right of possession. As a condition of any subordination of this Lease, and concurrent with or prior to the delivery by LESSEE of any such instrument of subordination to LESSOR, LESSOR shall obtain and deliver to LESSEE a written agreement from such mortgagee that it will not, in enforcing its mortgage lien rights, disturb LESSEE'S possession and the right of use under this Lease and to the Premises provided LESSEE shall not be in default hereunder.

     (p) LESSOR and LESSEE agree not to record this Lease. However, both parties will, at the request of either, execute, acknowledge and deliver a Notice of Lease and a Notice of Termination of Lease Term, each in recordable form. Such notices shall contain only the information required by law for recording.

     (q) Insurance (Per Property): Limits:

          (i) Comprehensive General Liability:

                                   $2,000,000 General Aggregate
                                   $1,000,000 Products-Comps/Ops aggregate
                                   $1,000,000 Personal & Advertising Injury
                                   $1,000,000 Each Occurrence
                                   $  100,000 Fire Legal Liability
                                   $    5,000 Medical Payments
          Workers Compensation
          & Employers Liability:   Per Massachusetts Statute
                                   $500,000 Bodily Injury by Accident (each accident)
                                   $500,000 Bodily Injury by Disease (each
                                   employee)
                                   $500,000 Bodily Injury by Disease (policy limit)

          (ii) Insurance: Tenant shall at its expense take out and maintain throughout the term the following insurance protecting Landlord:

          Commercial general liability insurance, with an "Additional Insured-Managers and Landlords of Premises" Endorsement, naming Landlord, Tenant, and Landlord's managing agent and any mortgagee of which Tenant has been given notice as insureds or additional insureds and indemnifying the parties so named against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Premises (or the Property, insofar as used by customers, employees, servants or invitees of the Tenant), in amounts which shall, at the beginning of the term, be at least equal to the limits set forth above, and, which, from time to time during the term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes.

          Fire insurance, with an" Additional Insured-Managers and Landlords of Premises" Endorsement, naming Landlord, Tenant, and Landlord's managing agent and any mortgagee of which Tenant has been given notice as insureds or additional insureds, including the usual "all risk" extended coverage endorsements, covering all Tenant's furniture, furnishings, fixtures and equipment written on a one hundred percent (100%) replacement cost basis.

          Worker's compensation insurance as required by applicable law and business interruption and extra expense insurance satisfactory to Landlord.

          All such policies shall be obtained from responsible companies qualified to do business and in good standing in Massachusetts, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal thereof at least thirty (30) days prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least ten (10) days' prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

          All insurance which is carried by either party with respect to the Buildings, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

     (r) In the case of merger or acquisition, if the acquiring bank indicates an intention to close a branch the new entity shall deposit with Lessor, as a security deposit an amount equal two months total rent.

     (s) All property of any kind that may be on the Premises during the continuation of this lease shall be at the sole risk of the LESSEE, and that the LESSOR shall not be liable to the

LESSEE or any other person for any injury, loss or damage to property or to any person on the premises.

     (t) Should LESSEE fail to pay the rent by the twelfth (12th) of the month that the rent is due then LESSEE will pay a penalty of five percent (5%) of the payment then due. However, if the 12th of the month falls on a non-business day, then the payment due date would be the next regular business day.

     2. COVENANTS OF LESSOR:

     LESSOR at LESSEE'S expense shall cooperate with the LESSEE in its applications for necessary permits for the construction and/or renovation and/or addition work. All improvements and buildings shall remain the property of the LESSOR except those items specifically excluded in a writing signed by LESSOR and LESSEE.

     3. MUTUAL COVENANTS

     It is mutually agreed by and between the LESSOR and LESSEE that:

     (a) If during the term hereof the Premises or any part thereof of be rendered untenantable by public authority, or by fire or the elements or other casualty (except such as shall have resulted from the negligence of the LESSEE), a proportion able part of the rent herein reserved (whether paid in advance or otherwise), shall be abated and suspended, according to the extent of such untenantability until the Premises are again made tenantable, and restored to their former condition by the LESSOR. If the Premises or a substantial part thereof are thereby rendered untenantable and so remain for a period of sixty
(60) days, the LESSEE may at its option terminate this Lease by written notice to the LESSOR'S provided, however, that if the premises cannot by reasonable efforts be, either the LESSOR or the LESSEE shall have the option to terminate this Lease by written notice to the other. LESSOR shall notify LESSEE within thirty (30) days of his intentions regarding restoration of the Premises. LESSEE will then have the option of terminating the lease with sixty (60) days notice to LESSOR.

     (b) If the LESSEE shall pay the rent as herein provided, and shall keep, observe and perform all of the other covenants of this Lease by it to be kept, performed and observed, the LESSEE shall and may, peaceably and quietly, have, hold and enjoy the said Premises for the term aforesaid.

     (c) If the LESSEE shall at any time be in default in the payment of rent herein reserved, or in default or any payment or obligation due hereunder or if the LESSEE shall be adjudged a bankrupt, or shall make an assignment for the benefit of creditors, or if a receiver of any property of the LESSEE in or upon said Premises be appointed in any action, suit or proceeding by or against the LESSEE, or if the interest of the LESSEE in said Premises shall be sold under execution or other legal process or if the LESSEE shall holdover at the expiration or termination of the lease, it shall be lawful, and the LESSOR shall have the right immediately or at any time thereafter, and without notice or demand, enter into and upon the Premises or any part thereof; and repossess the same as of their former estate and expel the LESSEE and those claiming under him and remove their effects, forcibly, if necessary, without being taken or deemed guilty of any manner of trespass, except as herein below provided. Thereupon this Lease and everything contained on the part of the LESSOR to be done and performed shall cease and determine, without prejudice, however, to the right of the LESSOR to recover from the LESSEE all rent due up to the time of such entry. In case of any such default by LESSEE and entry by the LESSOR, said LESSOR may relet said Premises for the remainder of said term for the highest rent obtainable and may recover from the LESSEE any deficiency between the amount so obtained and the rent herein reserved. No event of default shall be deemed to have occurred hereunder unless the LESSEE shall have failed to cure such default within fifteen (15) days from written notice of such default from the LESSOR, or such longer period of time as may be reasonably necessary to correct said default provided that the LESSEE diligently pursues such cure.

     (d) Should the LESSEE hold over the Premises after the expiration of this lease, unless otherwise agreed in writing, such holding over shall constitute a tenancy at sufferance only, and LESSEE shall pay the rent at the rate of one hundred fifty percent (150%) per month of the Base Rent last paid by the LESSEE, plus all other charges, costs and expenses previously enumerated herein for said sufferance.

     (e) The LESSEE shall use the Premises for the services relating to its banking business use and operations, but shall not use the Premises for any other purpose without the written consent of the LESSOR, which consent shall not be unreasonably withheld.

     (f) Every demand for rent due, wherever and whenever made, shall have the same effect as if it was made at the time the rent falls due and at the place of payment of the rent or on the Premises.

     (g) Neither party shall be liable to the other hereunder, nor to any insurer or other person claiming by way of subrogation through or under such party, with respect to any loss or damage to the extent that such party shall be reimbursed or has the right to be reimbursed by insurance carried for such party's protection with respect to such loss or damage.

     (h) This Lease and all covenants, terms and conditions and agreements herein contained shall inure to the benefit of and be binding upon and heirs, executors, administrators, successors and assigns of the parties hereto.

     The obligations of LESSOR hereunder shall be binding upon LESSOR and each succeeding owner of the LESSOR'S interest hereunder only with respect to obligations arising during the period of such ownership, and LESSOR and each succeeding owner shall have no other liability hereunder.

     All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by United States certified or registered mail, return receipt requested, postage prepaid and any such notice or other communication shall be deemed to have been when received by the party to whom such notice or other communication shall be addressed. If intended for LESSOR, the same shall be mailed to LESSOR at 15 Ward Street, Somerville, Massachusetts 02143, or at such other address as LESSOR may hereafter designate by notice to LESSEE; and if intended for LESSEE, to 58 Main Street, Franklin, Massachusetts 02038or at such other address or addresses as LESSEE may hereafter designate by notice to LESSOR.

     All of the covenants, agreements and conditions of this lease shall accrue to the benefit of and be binding upon the respective parties hereto and their successors and assigns as if they were in every case specifically named and express.

     This Agreement and lease shall be deemed a Massachusetts contract and governed by the Law of the Commonwealth of Massachusetts.

     4. RIGHT OF FIRST REFUSAL

     The LESSOR hereby grants to the LESSEE a right of first refusal to purchase the Premises upon the same terms and conditions as any bona fide offer which the LESSOR receives and intends to accept (the "Right"). Upon receipt of such an offer, the LESSOR shall provide written notice thereof to the LESSEE and the LESSEE shall then have thirty (30) days in which it shall determine whether or not it will exercise the Right. In the event that it does elect to exercise such Right, then the LESSEE will provide written notice thereof to the LESSOR within said thirty (30) day period and the parties shall thereafter execute a purchase and sale agreement pursuant to the terms and conditions set forth in said offer. The LESSOR and LESSEE agree that the Right shall apply only to transaction involving the transfer of all of the beneficial or membership interest in the LESSOR, and in any event shall not apply to any transfer which is made to or for the benefit of the siblings, spouses, children or spouses of children, of either Jonah
     H. Jacob or Francis M. Galasso.

  [Remainder of this page intentionally left blank -- signature page follows.]

     IN WHITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the date first written above.

BENJAMIN FRANKLIN BANK


By:
    ---------------------------------   ----------------------------------------
    President, duly authorized          Witness


FRANKLIN REALTY, LLC


BY:
    ---------------------------------   ----------------------------------------
    Jonah H. Jacob, Manager


-------------------------------------   ----------------------------------------
Francis M. Galasso, Manager             Witness

                                    Exhibit 4

                                                                       Exhibit 4

                                 INDEMNIFICATION

     AGREEMENT made this __________ day of December, 2006, by and between BENJAMIN FRANKLIN BANK ("Seller"), and JONAH H. JACOB, FRANCIS M. GALASSO and FRANKLIN REALTY, LLC (collectively, being the "Purchaser").

     WHEREAS, Seller is the seller of, and Purchaser is the purchaser of, certain real estate, including real estate located: (a) at One Mechanic Street in Foxborough, Massachusetts ("Parcel 1"); (b) 231 East Central Street, Franklin, Massachusetts ("Parcel 2"); and (c) 221 Main Street, Milford, Massachusetts ("Parcel 3") (Parcels 1, 2 and 3 shall be referred to collectively as the "Real Estate") pursuant to that certain Purchase and Sale Agreement dated December 15, 2006, by and between Seller and Purchaser to which this agreement is an Exhibit; and

     WHERAS, Seller shall lease the Real Estate from Purchaser pursuant to leases;

     WHEREAS, the parties wish to reach an agreement regarding (i) any claims which may be made against Purchaser with regard to contamination located at the Real Estate by any "oil", "hazardous material", "hazardous wastes" or "hazardous substances" (the "Materials"), as those terms are defined under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601, et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as amended, the Massachusetts Hazardous Material Release Prevention and Response Act, M.G.L. Chapter 21E, as amended, and regulations adopted thereunder (collectively the "Superfund and Hazardous Waste Laws"); and (ii) any reportable amounts of Materials discovered on the Real Estate which are required to be remediated pursuant to the Superfund and Hazardous Waste Laws.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Seller shall: (i) indemnify and hold Purchaser harmless from and against any claims made for losses or injuries to human beings or property arising out of contamination by the Materials on the Real Estate on or before the date hereof; and (ii) pay for the costs of remediation of any reportable amounts of Materials discovered on the Real Estate, which Materials were released on the Real Estate on or before the date hereof.

     2. In order to claim the right for indemnification provided for in Paragraph 1 above, Purchaser shall immediately notify Seller of all claims made as soon as possible after Purchaser becomes aware of a claim or a potential claim. In no event shall such notice be later than seven (7) business days subsequent to Purchaser learning of the claim or potential claim. Purchaser's notice to Seller shall be in writing, provide all relevant information regarding the claim or potential claim and shall include all documents and other information in Purchaser's custody, control or possession regarding the claim or potential claim. Such notice shall be sent by facsimile and certified mail, return receipt requested to Seller at Benjamin Franklin Bank, 58 Main Street, Franklin, Massachusetts 02038, facsimile number (508) __________, with a copy to Craig A. Ciechanowski, Esquire, Doherty, Ciechanowski, Dugan & Cannon, P.C., 124 Grove Street, Suite 220, Franklin, Massachusetts 02038, facsimile (508) 541-3008, or such other addresses and facsimile numbers as Seller shall inform Purchaser from time-to-time.

     3. Purchaser shall take no action to settle or compromise any claim or potential claim without the express written approval of the Seller.

     4. Seller shall have the right and obligation to take complete control of the defense of the claim or potential claim. Seller shall have the right and obligation to engage legal counsel and experts to defend the claim or potential claim. All communications with the party or parties who have a claim or potential claim and their legal representatives shall be by the Seller. Seller shall have the authority to compromise, settle and/or litigate all claims or potential claims to which this Indemnity provides.

     5. Purchaser agrees to fully cooperate with Seller's efforts to defend, compromise or settle all claims covered by this Indemnification, including, without limitations, making the Real Estate available for reasonable inspections and testing, making all records relating to the claim available and making Purchaser and Purchaser's representatives available for assistance to defend the litigation, including any necessary court appearances, to meet with counsel, to attend depositions or to attend trial.

     6. In the event that the Purchaser discovers any reportable amount of Materials on the Real Estate, the Purchaser shall immediately notify the Seller, in the same manner and the same time as set forth in Paragraph 2, above.

     7. Seller shall have the right and obligation to take complete control of the remediation of any reportable amounts of Materials discovered by the Purchaser on the Real Estate including, but not limited to, engage experts and counsel in connection therewith, to determine the level of remediation to be performed on the Real Estate and to perform such remediation; provided, however, that such remediation shall comply with the requirements of al Superfund and Hazardous Waste Laws and shall not prohibit the present use of the Real Estate.

     8. Purchaser agrees to fully cooperate with Seller's efforts to remediate any reportable amounts of Materials, including, without limitation, making the Real Estate available for reasonable inspections and testing, making all records relating thereto available, making Purchaser and Purchaser's representatives available for assistance and executing any and all applications or other documents necessary in connection with such remediation.

     9. Purchaser's failure to comply with the terms of this agreement shall be deemed a waiver of Seller's obligations hereunder.

     10. Seller's obligations hereunder shall terminate with regard to Parcel 1 at the termination of the lease between the parties for Parcel 1.

     11 Seller's obligations hereunder shall terminate with regard to Parcel 2 at the termination of the lease between the parties for Parcel 2.

     12. Seller's obligations hereunder shall terminate with regard to Parcel 3 at the termination of the lease between the parties for Parcel 3.

     13. This Agreement is made, and shall be governed, enforced and construed, as a contract under seal made in and under the laws of the Commonwealth of Massachusetts, excluding the laws regarding conflicts of law.

     14. This Agreement constitutes the entire agreement of the parties with respect to indemnification of claims relating to the Materials at the Real Estate. This

Agreement supersedes and replaces all prior understandings and agreements, whether verbal or written with respect to the subject matter hereof. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations or warranties with respect to the subject matter of this Agreement, except as expressly set forth herein.

     15. This Agreement may not be modified, terminated or amended in any respect, except by an instrument in writing, duly executed by the Seller and the Purchaser.

     16. Purchaser agrees to take all reasonable actions, including the execution of documents, as reasonably requested by Seller in connection with carrying out the purposes and intent of this Agreement.

     17. Any notice from the Purchaser to the Seller (other than those notices required by paragraph 2, above,) shall be deemed duly served, if mailed to Benjamin Franklin Bank, 58 Main Street, Franklin, MA 02038, registered or certified mail, return receipt requested, postage prepaid, and addressed to the Seller. Any notice from the Seller to the Purchaser relating to the real estate shall be deemed duly served if mailed to the Purchaser by registered or certified mail, return receipt requested, postage prepaid and addressed to the Purchaser at 15 Ward Street, Somerville, Middlesex County, Massachusetts 02143, or at such other address as the Purchaser may from time to time advise in a notice duly served upon Seller.

     18. This Agreement shall be binding and enforceable by and against the successors and assigns of the parties hereto, and may be executed in one or more counterpart copies, each of which when so executed, irrespective of the date of execution and delivery, shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

              [Intentionally left blank - signature page follows.]

                                        BENJAMIN FRANKLIN BANK


                                        By:
                                            ------------------------------------
                                            Its duly authorized representative


                                        FRANKLIN REALTY, LLC


                                        By:
                                            ------------------------------------
                                            Jonah H. Jacob, Manager and
                                            Individually


                                        By:
                                            ------------------------------------
                                            Francis M. Galasso, Manager and
                                            Individually